Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Assurant, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Equity	Common Stock	Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Equity	Preferred Stock	Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Equity	Depositary Shares (3)	Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Other	Warrants (4)	Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Other	Stock Purchase Contracts	Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
	Other	Units	Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)

An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered, reoffered or resold, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, Assurant, Inc. (the “Registrant”) hereby defers payment of the registration fee required in connection with this registration statement.

(2)

This registration statement also covers an indeterminate number of debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and units of the Registrant that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the Registrant or affiliates of the Registrant.

(3)

Each depositary share of the Registrant will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of the Registrant and will be evidenced by a depositary receipt.

(4)	Warrants may be sold separately or with senior debt securities, subordinated debt securities, common stock, preferred stock or depositary shares.